                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RAMSAY HEALTH CARE, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ......................................................................
     2)   Aggregate number of securities to which transaction applies:

          ......................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

          ......................................................................
     4)   Proposed maximum aggregate value of transaction:

          ......................................................................
     5)   Total fee paid:

          ......................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ......................................................................
     2)   Form, Schedule or Registration Statement No.:

          ......................................................................
     3)   Filing party:

          ......................................................................
     4)   Date Filed:

          ......................................................................

     Set forth the amount on which the filing fee is calculated and state how it was determined.

                            RAMSAY HEALTH CARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 10, 1995


     The Annual Meeting of Stockholders of RAMSAY HEALTH CARE, INC. ("RHC" or the "Company") will be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana at 10:00 A.M., local time, on November 10, 1995, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1.  To elect nine directors of RHC for the ensuing year;

     2. To consider and take action upon a proposal to approve the Ramsay Health Care, Inc. 1995 Long Term Incentive Plan;

     3. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 1996; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only RHC stockholders of record at the close of business on September 22, 1995 will be entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A list of the stockholders entitled to vote at the meeting may be examined at the corporate headquarters of Ramsay Health Care, Inc., Entergy Corporation Building, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana during the ten-day period preceding the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS AND FOR THE OTHER PROPOSALS TO BE CONSIDERED AT THE MEETING.

                                    By Order of the Board of Directors,

                                    Paul J. Ramsay
                                    Chairman of the Board

October 5, 1995

                            RAMSAY HEALTH CARE, INC.
                          Entergy Corporation Building
                         639 Loyola Avenue, Suite 1700
                          New Orleans, Louisiana 70113

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                               November 10, 1995


General

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramsay Health Care, Inc. ("RHC" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. When the enclosed proxy (the "Proxy") is properly executed and returned, the shares that it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted IN FAVOR of the nominees for directors listed on the Proxy, FOR the proposal to approve the Company's 1995 Long Term Incentive Plan and FOR the ratification of the Board of Directors' selection of independent auditors for the Company. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business, a vote may be cast pursuant to the Proxy in accordance with the best judgment of the person or persons acting thereunder. It is anticipated that the proxy materials will be mailed to the stockholders of the Company on or about October 5, 1995.

     It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

     Any stockholder who executes and delivers a Proxy may revoke it at any time prior to its use by (i) giving written notice of such revocation to the Company, care of the Secretary, Entergy Corporation Building, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana 70113 prior to the Meeting; (ii) executing and delivering a Proxy bearing a later date to the Company, care of the Secretary, Entergy Corporation Building, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana 70113 prior to the Meeting; or (iii) appearing at the Meeting and voting in person.

1995 Annual Report

     The Company's 1995 Annual Report on Form 10-K for the fiscal year ended June 30, 1995 is enclosed with this Proxy Statement.

Expenses of Solicitation

     The cost of soliciting Proxies will be borne by the Company. Officers, directors, and employees of the Company may solicit Proxies by telephone, telecopier, telegram, or personal interview. The Company has also engaged the services of Corporate Communications, Inc. and First Union National Bank of North Carolina to assist in the solicitation and tabulation of Proxies. The Company estimates that these entities will receive fees totalling approximately $3,500, plus expenses, in connection with these services.

Voting

     Holders of record of issued and outstanding shares of (i) common stock, $.01 par value ("Common Stock"), of the Company and (ii) class B convertible preferred stock, Series C, $1.00 par value ("Series C Preferred Stock"), of the Company, in each case as of September 22, 1995 (the "Record Date"), will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 7,732,328 shares of Common Stock and 142,486 shares of Series C Preferred Stock.

     Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. Each share of Series C Preferred Stock is entitled to ten votes with respect to each matter to be voted on at the Meeting.

     Directors are elected by plurality vote. Adoption of proposals 2 and 3 will require the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock present and voting thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, abstentions will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

     Ramsay Holdings HSA Limited ("Ramsay Holdings") and Paul Ramsay Holdings Pty. Limited ("Holdings Pty.") are the holders of all of the 142,486 issued and outstanding shares of Series C Preferred Stock and Ramsay Holdings is the holder of 1,404,035 shares of Common Stock. Accordingly, as of the Record Date, Ramsay Holdings and Holdings Pty. had an approximate 30.9% voting interest in the Company. To the best of the Company's knowledge, Ramsay Holdings and Holdings Pty. will vote their shares of Common Stock and Series C Preferred Stock in favor of each of the proposals presented at the Meeting. See "Certain Relationships and Related Transactions", "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management", below.

                            1. ELECTION OF DIRECTORS

      Nine directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying Proxy to vote the shares represented thereby in favor of the nine nominees listed in the following table, unless contrary instructions are given. All of the nominees are presently serving as directors. In case any nominee is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any persons nominated will be unable or will decline to serve. The directors elected by the stockholders will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     Certain information concerning the nominees for election of directors is set forth below. Such information was furnished by them to the Company.


                                 Principal Occupations for Past Five
Name and Age                    Years and Certain Other Directorships
------------                    -------------------------------------
Aaron Beam, Jr. (51)    Executive Vice President and Chief Financial Officer of
                        HEALTHSOUTH Corporation (provider of medical
                        rehabilitation services) since prior to 1990; Director
                        of HEALTHSOUTH Corporation since 1993; Director of
                        Ramsay Managed Care, Inc. (provider of managed mental
                        health care and HMO services); Director of the Company
                        since 1991.

Gregory H. Browne (42)  Chief Executive Officer of the Company from January 1992 through September 1995; acting Chief Financial Officer of the Company from September 1994 through September
                        1995; President of the Company from January 1992 to
                        September 1994; Vice-Chairman of the Company from August
                        1991 through September 1995. Vice-Chairman of the Board of Ramsay-HMO, Inc. (operator of a health maintenance organization) from prior to 1990 to May 1994; Chief
                        Executive Officer and Chief Financial Officer of Ramsay-
                        HMO, Inc. from prior to 1990 to January 1992; Director of Ramsay Managed Care, Inc. (provider of managed mental health care and HMO services); Director of the Company since 1990.

Peter J. Evans (46)     Financial consultant to a number of Australian
                        companies; Partner, P.J. Evans & Co., a chartered
                        accounting firm in Australia, since prior to 1990;
                        Former partner in big six accounting firm; Director of
                        Ramsay Health Care Pty. Limited (owner and operator of
                        hospitals in Australia), Prime Television Limited
                        (operator of an Australian television network) and
                        Ramsay Managed Care, Inc. (provider of managed mental
                        health care and HMO services); Director of the Company
                        since 1989.

Robert E. Galloway (50) Healthcare consultant with Galloway Consulting Group since prior to 1990; Financial consultant to Graduate
                        Health System (regional health care network of

                         not-for-profit hospitals and a health maintenance organization) and Interim Chief Financial Officer of
                         Franciscan Sisters of Allegany, New York from July 1991 to January 1992; Senior Vice President and Chief
                         Financial Officer of Graduate Health System from prior to 1990 to July 1991; President of Iberville
                         Properties, Inc. (a medical office property company) since prior to 1990; President of Sacred Heart Medical
                         Center (Chester, Pennsylvania hospital) since 1992;
                         Director of the Company since 1987.

Thomas M. Haythe (56)    Partner, Haythe & Curley (attorneys) since prior to
                         1990; Director of Novametrix Medical Systems, Inc.
                         (manufacturer of electronic medical instruments),
                         Isomedix, Inc. (provider of sterilization services),
                         Guest Supply, Inc. (provider of hotel guest room
                         amenities, accessories and products), Westerbeke
                         Corporation (manufacturer of marine engine products)
                         and Ramsay Managed Care, Inc. (provider of managed
                         mental health care and HMO services); Director of the
                         Company since 1987.

Reynold J. Jennings (49) President of the Company beginning September 1995;
                         President and Chief Operating Officer of the Company from September 1994 to September 1995; Executive Vice
                         President and Chief Operating Officer of the Company from November 1993 until September 1994; various management and administrative positions with National
                         Medical Enterprises, Inc. since prior to 1990 to October 1993; Director of the Company since August
                         1995.

Paul J. Ramsay (59)      Chairman of the Board of the Company since July 1988;
                         President of the Company from February 1988 to July
                         1988; Chairman of the Board of the Company from
                         November 1987 to February 1988; involved in the health
                         care industry for more than 25 years; Chairman of the
                         Board of Ramsay Health Care Pty. Limited (or its
                         predecessors), Paul Ramsay Hospitals Pty. Limited and
                         Prime Television Limited (operator of an Australian
                         television network); Director of Ramsay Managed Care,
                         Inc. (provider of managed mental health care and HMO
                         services); Director of the Company since 1987.

Steven J. Shulman (44)   President of the Pharmacy and Disease Management Group
                         of Value Health, Inc. (provider of specialty managed
                         care programs) since September 1995; Executive Vice
                         President of Value Health, Inc. since prior to 1990 to
                         September 1995; President and Chief Executive Officer
                         of American PsychManagement, Inc. (wholly-owned
                         subsidiary of

                         Value Health, Inc.) from October 1990 to June 1991;
                         Director of Value Health, Inc., Novametrix Medical
                         Systems, Inc. (manufacturer of electronic medical instruments) and Ramsay Managed Care, Inc. (provider of managed mental health care and HMO services); Director of the Company since 1991.

Michael S. Siddle (46)   Managing Director (Chief Executive Officer) of Ramsay
                         Health Care Pty. Limited (or its predecessors) and Paul
                         Ramsay Hospitals Pty. Limited since prior to 1990;
                         various executive positions with corporations
                         controlled by Paul J. Ramsay since prior to 1990;
                         Director of Prime Television Limited (operator of an
                         Australian television network) and Ramsay Managed Care,
                         Inc. (provider of managed mental health care and HMO
                         services); Director of the Company since 1987.

          Bruce R. Soden resigned as a director of the Company effective August 4, 1995. However, Mr. Soden continues in his capacity as a Senior Vice President of the Company. On August 30, 1995, the Board of Directors elected Mr. Jennings to fill the vacancy created by Mr. Soden's resignation.

Meetings and Committees of the Board of Directors

          The Board of Directors of the Company met six times in fiscal 1995. All of the directors named above (other than Mr. Siddle) attended at least 75% of the meetings of the Board of Directors and meetings of the Committees on which such director served held during the time that such person served. Mr. Siddle attended 67% of such meetings.

          The Company had six standing committees during fiscal 1995: the Executive Committee, the Audit Committee, the Compensation and Conflict of Interest Committee, the Quality Assurance Committee, the Independent Directors Committee and the Operations Committee.

          The Executive Committee presently is composed of Messrs. Evans, Haythe and Ramsay. The Committee's function is to act in the place and stead of the Board to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee met once during fiscal 1995.

          The Audit Committee presently is composed of Messrs. Beam, Evans and Haythe. The Audit Committee's functions include reviewing the results of the reports and audits by the Company's independent public accountants and making recommendations to the Board of Directors with respect to accounting practices and procedures and internal controls. The Audit Committee of the Company met once during fiscal 1995.

          The Compensation and Conflict of Interest Committee (the "Compensation Committee") presently is composed of Messrs. Beam, Evans and Haythe. The Compensation Committee's functions include reviewing and recommending remuneration arrangements for senior officers and for members of the Board of Directors, adopting compensation plans in which officers and directors are eligible to participate, granting stock options under the Company's stock option plans, establishing personnel policies and acting on other important personnel matters, nominating senior officers, resolving matters involving possible conflicts of interest, and providing for management succession. The Compensation Committee met four times during fiscal 1995.

          The Quality Assurance Committee presently is composed of Messrs. Galloway and Shulman. The Committee's functions are to review and monitor the clinical functions of the Company, to administer peer review and a case management system, and to implement a professional education program. The Quality Assurance Committee did not meet during fiscal 1995.

          The Independent Directors Committee presently is composed of Messrs. Beam, Galloway, Haythe and Shulman. The Committee's function is to review all transactions between the Company and persons affiliated with Paul J. Ramsay or any entity in which Paul J. Ramsay directly or indirectly has an equity interest. See "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" below for information concerning Mr. Ramsay's beneficial ownership of the stock of the Company. The Independent Directors Committee met three times during fiscal 1995.

          The Operations Committee is composed of Messrs. Browne, Evans, Jennings, Ramsay and Siddle, with Mr. Jennings have been appointed at the time of his appointment to the Board of Directors in August 1995. The Committee's function is to review the Company's operations on a divisional and hospital-by-hospital basis. The Operations Committee met six times during fiscal 1995.

          The Company does not have a nominating committee and has established no procedures whereby nominees for director may be recommended by stockholders.

Compensation of Directors

          During fiscal 1995, the Company paid directors who are not employees of the Company an annual fee of $12,000 and a fee of $3,000 for each of the first four meetings of the Board of Directors attended during the year, with no additional compensation to be paid for attendance at additional meetings. Additionally, the Company reimbursed directors for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors. The compensation of directors in fiscal 1996 will remain unchanged except that, on September 1, 1995, approximately 25% of the fiscal 1996 fees to non-employee directors was paid by way of a grant of Common Stock and options for Common Stock of the Company.

Executive Compensation

          The following table sets forth information for the fiscal years ended June 30, 1995, 1994 and 1993 concerning the compensation paid or awarded to the Chief Executive Officer and the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                                                         Compensation
                                        Annual Compensation                 Awards
                                 -----------------------------------    -------------
                         Fiscal                                           Securities
                          Year                          Other Annual      Underlying       All Other
Name and                 Ended      Salary     Bonus    Compensation    Stock Options    Compensation
Principal Position      June 30      ($)        ($)         ($)              (#)             ($)
------------------------------------------------------------------------------------------------------

Gregory H. Browne(9)      1995     220,757       ---       32,046(7)           ---             ---
Chief Executive Officer   1994     206,472       ---       27,860(7)           ---             ---
                          1993     217,413       ---       29,024(7)       312,075(2)(10)      ---

Reynold J. Jennings(1)    1995     225,859   135,000        7,500(8)       174,830(11)(10)  63,830(4)
President                 1994     141,162       ---       12,150(7)       124,830(3)(10)    7,319(4)
                          1993         ---       ---          ---              ---             ---

Wallace E. Smith          1995     160,609     5,000        4,800(8)           ---             ---
Senior Vice President -   1994     159,908    27,000        4,800(8)         6,242(10)         836
Operations                1993     137,263    27,761        4,800(8)        62,415(5)(10)    1,273

John A. Quinn             1995     135,156    45,000        4,800(8)           ---             ---
Senior Vice President -   1994     126,823    25,000        4,800(8)         6,242(10)         481
Operations                1993     112,232    17,500        4,800(8)        37,450(6)(10)      ---

Curtis L. Dosch           1995     119,919    25,000        4,800(8)           ---             ---
Vice President - Finance/ 1994     107,810    25,000        4,200(8)        12,484(10)         ---
Reimbursement             1993      90,808     9,000          ---           29,129(12)(10)     ---


(1) Mr. Jennings commenced employment with the Company as Chief Operating Officer on November 8, 1993. Mr. Jennings was appointed President in September 1994.
(2) Includes repricing of options to purchase an aggregate of 268,384 shares of Common Stock.
(3) Grant and subsequent repricing of options to purchase an aggregate of 124,830 shares of Common Stock.
(4) Includes moving expense reimbursement and other costs of relocation totalling $51,619 in 1995. Amount also includes or, in 1994, represents the benefit to Mr. Jennings of premiums paid by the Company during the fiscal year with respect to a split-dollar insurance arrangement, which benefit was determined by calculating the time value of money from the date premiums were paid until the date (March 1999) premiums are expected to be repaid to the Company.
(5) Includes repricing of options to purchase an aggregate of 49,932 shares of Common Stock.
(6) Includes repricing of options to purchase an aggregate of 31,208 shares of Common Stock.
(7) Includes housing allowance for Mr. Browne of approximately $20,000 and for Mr. Jennings of approximately $9,000.
(8)  Represents automobile allowance.
(9) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company.
(10) Amount reflects the antidilution adjustment in connection with the RMCI Distribution (as defined below).
(11) Includes repricing of options to purchase an aggregate of 124,830 shares of Common Stock.
(12) Includes repricing of options to purchase an aggregate of 14,981 shares of Common Stock.

    On April 24, 1995, the Company distributed, on a pro rata basis in the form of a dividend, the stock of its subsidiary, Ramsay Managed Care, Inc. ("RMCI"), held by the Company, to the holders of record on April 21, 1995 of the Company's common and preferred stock (the "RMCI Distribution"). In connection with the RMCI Distribution and in accordance with the Company's 1990, 1991 and 1993 Stock Option Plans, the Company made certain antidilution adjustments to stock options issued under these Stock Option Plans. These adjustments were made to reflect the assumed reduction in the market price of the Common Stock following the RMCI Distribution and to preserve the aggregate "spread" (if any) between the aggregate option price under each option and the aggregate market value of the shares of Common Stock of the Company purchasable upon exercise of the option. Accordingly, the exercise price of each option outstanding under the Company's 1990, 1991 and 1993 Stock Option Plans was adjusted by multiplying the market price in effect prior to the RMCI

Distribution by 0.8011 and the number of shares covered by each option was adjusted by multiplying the number of shares prior to the RMCI Distribution by
1.2483. All information contained in this Proxy Statement reflects such adjustments.

    The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1995. The Table also includes options which were repriced during the fiscal year. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                       STOCK OPTION GRANTS IN FISCAL 1995

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                      Annual Rates of Stock
                                              Individual                               Price Appreciation
                                                Grants                                   for Option Term
                       --------------------------------------------------------       ---------------------
                                       % of Total
                                         Options
                                       Granted to     Exercise or
                        Options        Employees in   Base Price    Expiration
Name                    Granted (#)    Fiscal Year      ($/Sh)         Date            5%($)       10%($)
---------------------------------------------------------------------------------     ----------------------
Gregory H. Browne(2)      None               --            --             --              --           --

Reynold J. Jennings      50,000(1)         76.9%        $3.75           2005        $118,000     $299,000
                        124,830              --         $3.75           2003         240,900      585,500

Wallace E. Smith          None               --            --             --              --           --


John A. Quinn             None               --            --             --              --           --


Curtis L. Dosch           None               --            --             --              --           --

(1) Options are exercisable in annual increments of 33% beginning June 1, 1995. The options include a reload feature. The reload feature provides that if upon exercise of an option the optionee pays the purchase price of such option in shares of Common Stock owned by the optionee for at least 6 months, the Company shall grant such optionee on the date of such exercise an additional option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock transferred to the Company in payment of the purchase price.

(2) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company.

    The following table summarizes stock options exercised during fiscal 1995 and the number and value of options held by the executive officers named in the Summary Compensation Table at June 30, 1995.

                   STOCK OPTION EXERCISES IN FISCAL 1995 AND
                      STOCK OPTION VALUES AT JUNE 30, 1995


                                                                                                Value of Unexercised
                                                             Number of Unexercised              In-the-Money Options
                                                          Options at June 30, 1995 (#)         at June 30, 1995 ($)(1)
                                                          ----------------------------      -------------------------------
                               Shares
                              Acquired
                                 on          Value
Name                          Exercise     Realized      Exercisable      Unexercisable     Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Gregory H. Browne (2)              --           --          187,245            124,830         $34,454           $29,960

Reynold J. Jennings                --           --           79,082             95,748          39,541            47,875

Wallace E. Smith               16,666       31,249           47,853                 --           6,991                --

John A. Quinn                      --           --           43,692                 --           7,490                --

Curtis L. Dosch                    --           --           41,613                 --           3,595                --

(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end value of the underlying Common Stock.
(2) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company.

    On June 1, 1995, stock options which were granted to Mr. Jennings in November 1993 and repriced in May 1994 were repriced again. Except for this repricing and the antidilution adjustments made as a result of the RMCI Distribution, all other option prices remained unchanged during fiscal 1995. In accordance with applicable Securities and Exchange Commission regulations, the following table sets forth information as to the repricing of all options held by each executive officer of the Company during the past ten fiscal years.

                                     TEN-YEAR OPTION REPRICINGS

                                                                                                            Length of
                                                                 Market Price                                Original
                                                                      of          Exercise                 Option Term
                                                  Number of        Stock at       Price at                 Remaining at
                                                   Options         Time of        Time of         New        Date of
                                                 Repriced or     Repricing or   Repricing or    Exercise   Repricing or
            Name                    Date           Amended        Amendment      Amendment       Price      Amendment
           ------                  ------        ------------    ------------   ------------  -----------  ------------

Gregory H. Browne (2)         November 16, 1992         8,321        $ 4.01        $ 6.01         $4.01       3 years
                                                       10,403          4.01          5.61          4.01       8 years
                                                      249,660          4.01          5.61          4.01       9 years
                              April 7, 1992            10,403          5.61          7.81          5.61       9 years
                                                      124,830          5.61          7.01          5.61      10 years
                              November 11, 1991        10,403          7.81         11.32          7.81      10 years

Reynold J. Jennings           June 1, 1995            124,830        $ 3.75        $ 5.51         $3.75       8 years
                              May 26, 1994            124,830          5.51          6.31          5.51       9 years

Bruce R. Soden (1)            November 16, 1992         8,321        $ 4.01        $ 6.01         $4.01       3 years
                                                       22,886          4.01          5.61          4.01       8 years
                                                       18,725          4.01          5.61          4.01       9 years
                              April 7, 1992            22,886          5.61          7.81          5.61       9 years
                                                       18,725          5.61          7.01          5.61      10 years
                              November 11, 1991        22,886          7.81         11.66          7.81      10 years

Wallace E. Smith              November 16, 1992        20,804        $ 4.01        $ 5.61         $4.01       3 years
                                                       29,128          4.01          5.61          4.01       8 years
                              April 7, 1992            20,804          5.61          7.81          5.61       4 years
                                                       29,128          5.61          7.81          5.61       9 years
                              November 11, 1991        29,128          7.81         11.32          7.81      10 years

John A. Quinn                 November 16, 1992        18,725        $ 4.01        $ 5.61         $4.01       9 years
                                                       12,483          4.01          5.61          4.01       8 years
                              April 7, 1992            18,725          5.61          7.81          5.61      10 years
                                                       12,483          5.61          7.81          5.61       9 years
                              November 11, 1991        12,483          7.81         11.32          7.81      10 years

Curtis L. Dosch               November 16, 1992         6,242        $ 4.01        $ 5.61         $4.01       9 years
                                                        2,497          4.01          5.61          4.01       8 years
                                                        6,242          4.01          5.61          4.01       9 years
                              April 7, 1992             6,242          5.61          7.81          5.61      10 years
                                                        2,497          5.61          7.81          5.61       9 years
                                                        6,242          5.61          7.01          5.61      10 years
                              November 11, 1991         6,242          7.81         11.22          7.81       6 years
                                                        2,497          7.81         11.32          7.81      10 years

William N. Nyman              November 16, 1992         6,242        $ 4.01        $ 5.61         $4.01       9 years
                                                        2,497          4.01          5.61          4.01       8 years
                                                        6,242          4.01          5.61          4.01       9 years
                              April 7, 1992             6,242          5.61          7.81          5.61      10 years
                                                        2,497          5.61          7.81          5.61       9 years
                                                        6,242          5.61          7.01          5.61      10 years
                              November 11, 1991         6,242          7.81         11.22          7.81       6 years
                                                        2,497          7.81         11.32          7.81      10 years

(1) Mr. Soden was the Chief Financial Officer of the Company from September 1991 to September 1993 and a member of its Board of Directors from September 1993 to August 1995. He continues to serve as a Senior Vice President of the Company.
(2) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company.

Employment Agreements

     In January 1992, the Company entered into an employment agreement with Gregory H. Browne, Chief Executive Officer of the Company through September 30, 1995, providing for the payment of an initial annual base salary of $200,000, subject to annual increases determined by the Company's Board of Directors and minimum annual increases based on the Consumer Price Index. The agreement was for an initial term of two years with annual renewals. Mr. Browne's agreement was renewed in January 1994 and again in January 1995. In addition, in February 1995, Mr. Browne's base salary was increased $25,000 by the Board of Directors. Pursuant to the employment agreement, the Company agreed to provide Mr. Browne with housing and automobile allowances, reimbursement of certain travel expenses and a bonus based on the positive percentage change in earnings per share between years. In September 1995, Mr. Browne announced his intention to resign from his positions as Vice Chairman and Chief Executive Officer of the Company, effective September 30, 1995. Mr. Browne continues to serve as a director of the Company. As part of a termination agreement, the Company agreed to pay Mr. Browne his current salary during the 12-month period subsequent to his resignation.

     On October 2, 1993, the Company entered into a three-year employment agreement with Reynold J. Jennings, President of the Company. The agreement was amended in May 1994 and June 1994. The agreement provides for (a) a base salary of $225,000 per annum, (b) a bonus in an amount equal to 2% of any increase in operating income, as defined in the agreement, of the Company between fiscal years (or portion thereof in the case of the fiscal years corresponding with the year of employment and termination) and (c) a bonus in an amount determined by the Board of Directors and based in part on additional activities of Mr. Jennings and quality matters. Additional bonuses included in the agreement totalling $75,000 and contingent upon Mr. Jennings remaining in the Company's employ were paid during fiscal 1995. The agreement also provides for a split-dollar insurance arrangement, pursuant to which the Company will pay semi-annual premium costs (up to $150,000 in the aggregate over the three-year period beginning with the date of the first premium payment) on life insurance for Mr. Jennings. Mr. Jennings' employment agreement also provides for an automobile allowance and gives him the right to cause the Company to purchase from him, beginning on May 31, 1998 or the date of termination of his employment (if other than by reason of death, disability or for due cause), the options to purchase 100,000 shares of Common Stock granted to him pursuant to his employment agreement at a price of $4.00 per share (as adjusted for stock dividends or splits). Pursuant to the agreement, Mr. Jennings' employment by the Company may be terminated by either the Company or Mr. Jennings; however, in the event the Company terminates Mr. Jennings' employment without due cause, the Company must provide Mr. Jennings with 9 months' notice. The agreement also provides for a lump sum cash payment to Mr. Jennings of his bonus and twelve months base salary upon the termination of his employment for any reason following certain change of control events involving the Company.

     In January 1992, the Company entered into employment agreements with Wallace E. Smith, Senior Vice President - Operations and John A. Quinn, Senior Vice President -Operations, for the payment of initial annual base salaries to Mr. Smith and Mr. Quinn of $125,000 and $115,000, respectively, subject to annual review by the Board of Directors. Effective June 1992, Mr. Smith's salary was increased to $140,000. In July 1993, Mr. Smith's and Mr. Quinn's salaries were increased to $160,000 and $126,500, respectively, and, in July 1994, Mr. Quinn's salary was increased to $135,000. The agreements also provide for the payment to Mr. Smith and Mr. Quinn of a bonus of up to 30% of their respective base salaries based upon the attainment of certain performance targets, as well as a discretionary amount based on job performance and approved by the Compensation Committee. In addition, the agreements provide for the reimbursement of reasonable expenses incurred by them in the performance of their duties, an automobile allowance and the reimbursement of certain relocation expenses. Pursuant to the agreements, if the Company terminates either of the agreements for any reason other than due cause or because of the death of the employee, the employee will be entitled to receive his base salary for a period of six months.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     The Company notes that William N. Nyman inadvertently filed one late report relating to his purchase of shares of Common Stock. The Company believes that for the period ending June 30, 1995, except as provided above, its executive officers, directors and greater than ten percent stockholders complied with all
Section 16(a) filing requirements.


Certain Relationships and Related Transactions

     The Management Agreement:

     In June 1992, the Company renewed its management agreement (the "Management Agreement") with Ramsay Health Care Pty. Limited, an affiliate of Paul J. Ramsay (the "Manager"). The renewal term commenced on November 1, 1992 and will terminate upon the earlier of (i) October 31, 1997 or (ii) one year after written notice of termination is given by either party. Pursuant to the Management Agreement, the Manager provides managerial services to the Company including, but not limited to (a) participation in overall strategic planning of the Company, (b) strategic and operational discussions with the executive officers of the Company, (c) review and evaluation of possible merger/acquisition candidates, (d) review of material contracts and commitments entered into by the Company and (e) participation in bank refinancing negotiations. In addition, the Manager has provided a pool of management standby resources (on both a part-time and full-time basis) to mitigate the impact of executive and senior management turnover. The Management Agreement provided for the payment of an initial annual management fee of $677,422, subject to increases based on increases in the Consumer Price Index and subject to certain restrictions set forth in certain loan agreements to which the Company is a party. For services under the Management Agreement, the Manager received approximately $716,000 for the year ended June 30, 1995. The management fee payable to the Manager under the Management Agreement has been set forth on the basis of a negotiated amount based on the time spent and out-of-pocket costs incurred by personnel of the Manager in performing the duties pursuant to the Management Agreement, including expenses for travel by the Manager's personnel to and from the Company's annual management conference and all other meetings at which representatives of the Manager are present. In addition, directors of the Company who reside in Australia and who incur travel expenses and other out-of-pocket costs in their capacities as directors, including in connection with their attendance at Board of Director and other meetings of the Company, are reimbursed out of the annual management fee paid to the Manager.

     The Distribution of RMCI and the Rights Offering by RMCI:

     On April 24, 1995 (the "Distribution Date"), RHC distributed, on a pro rata basis in the form of a dividend (the "Distribution"), all of the shares of common stock of RMCI, par value $.01 per share (the "RMCI Common Stock"), held by RHC, to the holders of record as of April 21, 1995 (the "Distribution Record Date") of (i) the Common Stock, (ii) RHC's Class A Convertible Preferred Stock, par value $1.00 per share, and (iii) the Series C Preferred Stock.

     Immediately after the close of business on the Distribution Date, RMCI issued, at no cost, to the holders of Common Stock of record as of the Distribution Date, other than Paul Ramsay Hospitals Pty. Limited ("Ramsay Hospitals"; collectively with Ramsay Holdings and Holdings Pty., the "Ramsay Affiliates"), Ramsay Holdings and Holdings Pty., transferrable rights (the "Rights") to subscribe for and purchase up to 980,913 shares of RMCI Common Stock for a price of $2.00 per share (the "Rights Offering"). The Rights Offering expired on June 8, 1995 with all Rights having been exercised.

     Relationship With Ramsay Affiliates:

     Ramsay Holdings, Holdings Pty. and Ramsay Hospitals are corporations controlled by the Company's Chairman, Paul J. Ramsay. At October 2, 1995, Ramsay Holdings and Holdings Pty. owned of record approximately 18.2% of the issued and outstanding shares of Common Stock and 100% of the issued and outstanding shares of Series C Preferred Stock and had an approximate 30.9% voting interest in RHC. In addition, the Ramsay Affiliates hold a total voting interest in RMCI of approximately 54.7%.

     In connection with the Distribution, Ramsay Holdings received its pro rata share of RMCI Common Stock based upon the number of issued and outstanding shares of Common Stock held by Ramsay Holdings as of the Distribution Record Date and, in addition, each of Ramsay Holdings and Holdings Pty. received their respective pro rata share of RMCI Common Stock based upon the number of issued and outstanding shares of Common Stock into which the issued and outstanding Series C Preferred Stock held by them was convertible as of the Distribution Record Date.

     Debt Financing of Acquisitions:

     In connection with the Distribution, RMCI issued to RHC a subordinated promissory note (the "Subordinated Promissory Note") in the principal amount of $6,000,000, which note bears interest at 8% per annum and evidences certain advances by RHC made to or on behalf of RMCI since RMCI's inception, including for working capital and other general corporate purposes and partially to finance the cash portion of the purchase prices for acquisitions of certain acquired businesses. Prior to the Distribution, the amounts evidenced by the Subordinated Promissory Note were recorded as intercompany indebtedness between RMCI and RHC. The Subordinated Promissory Note is payable as to interest only through September 30, 1996 and, commencing on September 30, 1996, principal and interest will be payable in equal quarterly installments in arrears for a four-year period, with the final payment due on September 30, 2000.

     The Subordinated Promissory Note is unsecured and subordinated and junior in right of payment to all indebtedness of RMCI and its subsidiaries incurred in connection with the acquisition of Florida Psychiatric Management ("FPM"), a managed behavioral health care company, and Human Dynamics Institute ("HDI"), a former managed mental health care services division of Phoenix South Community Mental Health Services, Inc., future acquisitions of other managed mental health care services businesses and any other Senior Indebtedness (as defined in the Subordinated Promissory Note), including any indebtedness arising under RMCI's credit facility with First Union National Bank of Florida (the "Bank") and any other bank indebtedness of RMCI or its subsidiaries.

     Issuance of RMCI Common Stock and Warrants to Ramsay Hospitals Prior to the
     Distribution:

     On October 27, 1994 (the "First Closing"), prior to the Distribution, RMCI consummated $3,320,000 of a $5,820,000 private placement of RMCI Common Stock (the "Private Placement"). At the First Closing, Ramsay Hospitals purchased 1,500,000 shares of RMCI Common Stock (the "First Shares") and three officers of RMCI purchased an aggregate of 160,000 shares of RMCI Common Stock. On May 31, 1995, Ramsay Hospitals purchased 1,250,000 shares of RMCI Common Stock (the "Second Shares"; collectively with the First Shares, the "Ramsay Shares") for an aggregate purchase price of $2,500,000.

     In connection with the Private Placement and the Distribution, RMCI issued warrants (the "Ramsay Warrants") to purchase an aggregate of 125,000 shares of RMCI Common Stock to Ramsay Hospitals, at an exercise price per share of $2.00 per share.

     As part of the Private Placement, RMCI and Ramsay Hospitals entered into a Registration Rights Agreement, pursuant to which RMCI granted to Ramsay Hospitals and its transferees one "demand" and unlimited "piggyback" registration rights covering the Ramsay Shares and the 125,000 shares of RMCI Common Stock issuable upon the exercise of the Ramsay Warrants.

     Other Issuances of RMCI Common Stock:

     On October 27, 1994, prior to the Distribution, in conjunction with the purchase of shares of RMCI Common Stock by Ramsay Hospitals, RMCI issued and sold 75,000 shares of RMCI Common Stock to Parveez A. Oliaii and 50,000 shares of RMCI Common Stock to Martin Lazoritz, executive officers of RMCI, and 35,000 shares of RMCI Common Stock to another officer of a subsidiary of RMCI, in each case at a purchase price per share equal to $2.00 per share. RMCI entered into stock purchase agreements with each of these officers pursuant to which these individuals purchased their respective shares of RMCI Common Stock. Mr. Oliaii issued a promissory note to RMCI in the original principal amount of $148,500 as part of the purchase price for the 75,000 shares of RMCI Common Stock purchased by him. Principal on the promissory note is payable in quarterly installments commencing on December 31, 1995. Interest on such promissory note is computed at a fluctuating rate per annum equal to the one-year London Interbank Offered Rate, as in effect from time to time, and is payable quarterly in arrears, commencing on March 31, 1995.

     Certain Agreements in Connection with the Distribution:

     Following the Distribution, RHC and RMCI became separate, publicly-traded companies with the contractual arrangements described below. Other than by reason of their equity ownership in RHC and RMCI, neither Ramsay Holdings, Holdings Pty. nor Ramsay Hospitals have any interest in RHC's or RMCI's rights and benefits arising under these contractual arrangements. In addition, other than by reason of his equity ownership interests in Ramsay Holdings, Holdings Pty. and Ramsay Hospitals, Mr. Ramsay does not have any ownership interests in RHC or RMCI or their respective rights and benefits under these contractual arrangements.

     In connection with the Distribution, RHC and RMCI entered into a Second Amended and Restated Distribution Agreement (the "Distribution Agreement") which sets forth the terms of the Distribution and certain agreements in connection with the Distribution and the Rights Offering. In addition, RHC and RMCI entered into a Rights Agreement (the "Rights Agreement"), Employee Benefit Agreement (the "Employee Benefit Agreement"), Tax Sharing Agreement (the "Tax Sharing Agreement") and Corporate Services Agreement (the "Corporate Services Agreement), and RMCI issued the Subordinated Promissory Note to RHC. Except as otherwise provided in these agreements, all covenants and agreements terminate on the sixth anniversary of the Distribution Date.

     The Distribution Agreement provides that RHC and RMCI will indemnify each other with respect to (i) claims in connection with the Prospectus or the Registration Statement on Form S-1 relating to the Distribution with respect to the information provided by RHC or RMCI, as the case may be; (ii) failure to perform, or violation of the Distribution Agreement, the Rights Agreement, the Employee Benefit Agreement, the Tax Sharing Agreement, the Corporate Services Agreement or the Subordinated Promissory Note; and (iii) claims related to their respective businesses whether the occurrence giving rise to the claim occurred prior to or subsequent to the Distribution Date. Under the Distribution Agreement, RMCI will also indemnify RHC for all matters arising out of or relating to the acquisitions of FPM, Florida Psychiatric Associates, a physician practice group located in Orlando, Florida, and HDI, including with respect to earn-out obligations and purchase price indebtedness thereunder. In addition, the Distribution Agreement provides that RHC will honor certain non-compete covenants relating to such acquisitions.

     The Distribution Agreement provides that all intercompany receivables or payables reflected on the books and records of RHC or RMCI (other than those evidenced by the Subordinated Promissory Note, which are governed by the terms of the Subordinated Promissory Note) between RHC and its subsidiaries on the one hand, and RMCI and its subsidiaries, on the other hand, outstanding on the Distribution Date will be calculated as of the Distribution Date and agreed to between RHC and RMCI within 180 days following the Distribution Date. At June 30, 1995, the net amount of these receivables and parables payable to RHC by RMCI totalled approximately $1,441,000. Pursuant to the Distribution Agreement, $600,000 of this amount will be payable by RMCI on or before October 21, 1995 (the "First Payment Date") or on such other date and on such other terms and conditions as shall be mutually agreed to by RHC and RMCI, and the balance of this amount will be payable on or before December 31, 1996, together with interest at 7% per annum accruing from the First Payment Date, or on such other date and on such other terms and conditions as shall be mutually agreed to between RHC and RMCI.

     RMCI has agreed to pay the out-of-pocket costs and expenses related to accomplishing the Private Placement, the Distribution and the Rights Offering other than as specified in the Employee Benefit Agreement, the Tax Sharing Agreement and the Corporate Services Agreement. These costs include accounting, legal, printing, investment banking and distribution and rights agent fees and expenses. These costs and expenses aggregated approximately $2,100,000, a portion of which has been paid by RHC and is included in the foregoing $1,441,000 net amount payable by RMCI to RHC.

     Pursuant to the Corporate Services Agreement, RHC receives (i) a monthly fee of $15,000 per month for certain administrative and other services which RHC historically has provided to RMCI and will continue to provide for a one year term following the Distribution Date (other than Gregory H. Browne's services), payable monthly in arrears in cash, (ii) an amount equal to the pro rata portion of the base salary and other annual compensation (other than bonuses) payable by RHC to Mr. Browne calculated based upon the percentage of time devoted by Mr. Browne for RMCI services, not to exceed $100,000 annually, payable monthly in arrears in cash (Mr. Browne resigned his executive officer positions with RHC and RMCI, effective September 30, 1995), and (iii) reasonable out-of-pocket expenses incurred by RHC in providing such services. Pursuant to the Corporate Services Agreement RMCI will receive (i) a fee of $1,000 for each day during which RMCI provides consulting services to RHC relating to the managed mental health care services business, payable monthly in arrears in cash and (ii) reasonable out-of-pocket expenses incurred by RMCI in providing such services. The foregoing fees are subject to quarterly review by the parties and to adjustment, if necessary, to reflect any increase or decrease or additional services being provided by RHC or RMCI, as the case may be.

     The Corporate Services Agreement also provides that RMCI will utilize RHC's network of mental health hospitals and clinics as a "preferred provider" to the extent practicable and to the extent clinically and geographically appropriate, all as determined by RMCI, for the treatment of individuals covered under agreements held by RMCI. The fees for such services will be at mutually agreed upon rates and which will be no less favorable to RHC or RMCI than fees paid by RMCI to an unaffiliated third-party preferred provider.

     Pursuant to the Tax Sharing Agreement, RHC has agreed to indemnify RMCI for any income tax liability (i) attributable to the operations of RMCI during any period on or before October 27, 1994 and (ii) attributable to the operations of RHC and its subsidiaries (other than RMCI and its subsidiaries), and RMCI has agreed to indemnify RHC for any income tax liability attributable to the operations of RMCI and its subsidiaries for all periods beginning the day after October 27, 1994.

     Pursuant to the Employee Benefit Agreement, following the Distribution, employees of RMCI will continue to be eligible to participate in certain employee benefit plans maintained by RHC and in which such employees have been eligible to participate during a transition period during which RMCI is obligated to establish its own health insurance and other employee benefit plans. Under the Employee Benefit Agreement, RMCI has assumed all liabilities relating to employees of RMCI and its subsidiaries, including for accrued vacation, sick pay and holidays, and RHC is responsible for providing COBRA coverage to any RMCI employee who was entitled to such coverage prior to or on the Distribution Date. In addition, each party will reimburse the other for costs and expenses incurred by it in performing its obligations under the Employee Benefit Agreement to the same extent and in the same manner as the parties allocated such costs and expenses prior to the Distribution, including costs and expenses incurred by RHC in administering such employee benefit plans for the benefit of RMCI employees which are not otherwise reimbursed to RHC.

     Stock Purchase Agreement:

     As of September 7, 1995, RHC entered into a Stock Purchase Agreement (the "Original Agreement") with Holdings Pty. pursuant to which Holdings Pty. agreed to purchase 266,667 shares of the Common Stock at a purchase price of $3.75 per share. The closing of the purchase was scheduled to occur in October 1995, subject to the satisfaction of certain conditions. One of these conditions was not satisfied and, therefore, as of September 28, 1995, the Original Agreement was amended and restated by an Amended and Restated Stock Purchase Agreement (the "Amended Agreement"). Pursuant to the Amended Agreement, Holdings Pty. agreed to purchase 275,863 shares of the Common Stock (the "Shares") at a purchase price of $3.625 per share as follows: (i) 121,363 of the Shares (the "Cash Shares") for a purchase price of $439,940.88, payable in cash and (ii) 154,500 of the Shares (the "Management Fee Shares") for a purchase price of $560,062.50, payable $1,545 in cash and $558,517.50 as a prepayment by the Company of management fees now or hereafter due for fiscal year 1996 under the Management Agreement between the Company and Ramsay Health Care Pty. Limited, an affiliate of Holdings Pty. The closing of the purchase of the Management Fee Shares and the Cash Shares is scheduled to occur in October 1995, subject to the satisfaction of certain conditions. At October 2, 1995, Ramsay Holdings and Holdings Pty. have a voting interest in the Company of 30.9%. Following the closing for the Shares, the voting interest in the Company of Ramsay Holdings and Holdings Pty. would increase to 32.9%.

     Other Arrangements:

     On August 11, 1994, the Company loaned $130,000 to Mr. Jennings at an interest rate of 5.75%. The loan was evidenced by a promissory note and secured by a mortgage on Mr. Jennings' home. Mr. Jennings repaid the loan and accrued interest in full on May 5, 1995.

     Thomas M. Haythe, a director of the Company, is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to the Company during fiscal year 1995 and will continue to render legal services to the Company in the future.

     Robert E. Galloway, a director of the Company, rendered consulting services to the Company during fiscal year 1995 and will continue to render such services to the Company in the future. Mr. Galloway received $66,225 for his services during fiscal year 1995.

Compensation Committee Interlocks
and Insider Participation

     The members of the Compensation Committee of the Board of Directors are Aaron Beam, Jr., Peter J. Evans and Thomas M. Haythe. Mr. Evans is a director of Ramsay Health Care Pty. Limited, which provides management services to the Company for which it receives an annual management fee. Mr. Haythe is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to the Company during the last fiscal year and will continue to render legal services to the Company in the future. See "Certain Relationships and Related Transactions" above.

Compensation Committee Report
on Executive Compensation

     The Compensation Committee of the Board of Directors determines the compensation arrangements for executive officers of the Company. The Company's executive compensation program is designed to attract, motivate, reward and retain individuals with the executive and management skills needed to achieve the Company's business objectives. The compensation program accomplishes this goal by providing the Company's executives with incentives which reward achievement of both short- and long-term objectives that contribute to the growth and profitability of the Company, and which link executive pay with the interests of the Company's stockholders.

     The Company's executive compensation program consists of base salary, bonuses and stock options. The Company's salary levels are determined by comparisons with companies of similar size and complexity in the behavioral health care industry. Salary increases are determined in light of the financial performance of the Company, the individual performance of the executive and any increased responsibilities assumed by the executive. The salaries for Mr. Browne and Mr. Jennings were determined pursuant to the terms of their employment agreements with the Company, which in turn were based on the foregoing considerations.

     Mr. Browne's employment agreement provided for a bonus equal to the product of Mr. Browne's base salary multiplied by the positive percentage change in earnings per share of the Company between years. Mr. Browne did not receive a bonus during the last fiscal year. Mr. Browne resigned from his positions as Vice Chairman and Chief Executive Officer of the Company, effective September 30, 1995. As part of a termination agreement, the Company agreed to pay Mr. Browne his current base salary during the 12-month period subsequent to his resignation.

     Mr. Jenning's employment agreement provides for a bonus equal to 2% of any increase in operating income, as defined in the agreement, of the Company between fiscal years (or portion thereof in the case of the fiscal years corresponding with the year of employment and termination). The Company accrued $60,000 as a fiscal 1995 bonus for Mr. Jennings in its 1995 statement of operations. In addition, the Company paid Mr. Jennings a bonus of $75,000 during the year as a result of his meeting the length of service requirements included in his agreement.

     The Company may also award bonuses to other executives based on the level of financial performance achieved by the Company and the individual accomplishments of the executive, as evaluated by the President of the Company. The chief executive officer of each hospital is entitled to an annual bonus if operating income for the hospital improves over operating income of the hospital for the previous year, with a stipulation that no bonus is payable if certain quality of care levels are not attained.

     The Company periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to provide the Company's executives and other key employees with a significant incentive to work to maximize stockholder value. The Committee believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Company's stock, the interests of the Company's stockholders and executives will be most closely aligned.


                                    THE COMPENSATION AND CONFLICT OF INTEREST
                                    COMMITTEE OF THE BOARD OF DIRECTORS

                                       Aaron Beam, Jr.
                                       Peter J. Evans
                                       Thomas M. Haythe

Performance Graph

     The following performance graph compares the cumulative total return on the Company's Common Stock to the NASDAQ Stock Market-U.S. Index and to a peer group which consists of Community Psychiatric Centers, Charter Medical Corporation, Comprehensive Care Corporation and Mental Health Management, Inc. The Company believes that these peer companies, which are engaged in the behavioral health services industry, are most comparable to the Company, within the parameters set by the Securities and Exchange Commission. The graph assumes that $100 was invested in the Common Stock, the NASDAQ Stock Market - U.S. Index and the peer group on June 30, 1990 and that all dividends were reinvested.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG RAMSAY HEALTH CARE, INC., THE NASDAQ STOCK MARKET-US INDEX
                               AND A PEER GROUP



                             [GRAPH APPEARS HERE]


                                    CUMULATIVE TOTAL RETURN
                            ---------------------------------------
                            6/90   6/91   6/92   6/93   6/94   6/95
Ramsay Health Care Inc       100    158     71     72     78     52
PEER GROUP                   100    115     45     46     52     43
NASDAQ STOCK MARKET-US       100    106    127    160    162    215

Security Ownership of Certain Beneficial Owners

     The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of October 2,1995 and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

             NAME AND ADDRESS                      TITLE            NUMBER OF    PERCENTAGE
             BENEFICIAL OWNER                     OF CLASS        SHARES OWNED    OF CLASS
            -----------------               --------------------  -------------  -----------

Paul J. Ramsay                                  Common             3,134,399(1)        33.2%
 Paul Ramsay Group
 156 Pacific Highway                            Series C
 Greenwich, NSW 2065                            Preferred            142,486(2)       100.0%
 Australia

Ramsay Holdings HSA Limited                     Common             2,117,065(3)        25.1%
 c/o Haythe & Curley
 237 Park Avenue                                Series C
 New York, New York 10017                       Preferred             71,303           50.0%

Paul Ramsay Holdings Pty. Limited               Common               711,830(4)         8.4%
 c/o Haythe & Curley
 237 Park Avenue                                Series C
 New York, New York 10017                       Preferred             71,183           50.0%

Mellon Bank Corporation                         Common               444,000(5)         5.7%
Mellon Bank, N.A.
The Dreyfus Corporation
 One Mellon Bank Center
 Pittsburgh, Pennsylvania 15258

Brinson Holdings, Inc.                          Common               763,900(6)         9.9%
Brinson Partners, Inc.
Brinson Trust Company
 209 South LaSalle
 Chicago, Illinois 60604

Merrill Lynch & Co., Inc.                       Common               544,214(7)         7.0%
 World Financial Center, North Tower
 250 Vesey Street
 New York, New York 10281

Heartland Advisors, Inc.                        Common             1,530,800(8)        19.8%
Heartland Group, Inc.
 790 North Milwaukee Street
 Milwaukee, Wisconsin 53202

(1) Mr. Ramsay's beneficial ownership of Common Stock includes 2,117,065 shares of Common Stock beneficially owned by Ramsay Holdings and 711,830 shares of Common Stock beneficially owned by Holdings Pty., which entities Mr. Ramsay indirectly controls, and 303,754 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock granted pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(2) Ramsay Holdings, a company Mr. Ramsay indirectly controls, owns 71,303 shares of Series C Preferred Stock and Holdings Pty., a company which Mr. Ramsay indirectly controls, owns 71,183 shares of Series C Preferred Stock.

(3) Based on 1,404,035 shares of Common Stock currently owned of record by Ramsay Holdings and 713,030 shares of Common Stock issuable upon the conversion of the 71,303 shares of Series C Preferred Stock currently outstanding and owned by Ramsay Holdings.

(4) Based on 711,830 shares of Common Stock issuable upon the conversion of the 71,183 shares of Series C Preferred Stock currently outstanding and owned by Holdings Pty. Does not include 275,863 shares of Common Stock which Holdings Pty. has agreed to purchase pursuant to the Amended Agreement.
     See "Certain Relationships and Related Transactions."

(5) Information as to the holdings of Mellon Bank Corporation ("Mellon Corporation"), Mellon Bank, N.A. ("Mellon Bank") and The Dreyfus Corporation ("Dreyfus") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 444,000 shares were owned by Mellon Corporation and Mellon Bank with sole voting power, that 29,000 were owned by Mellon Corporation and Mellon Bank with sole dispositive power and that 415,000 shares were owned by Mellon Corporation, Mellon Bank and Dreyfus with shared dispositive power. Such report indicates that Mellon Bank is a Bank as defined in Section 3(a)(6) of the Act and that Dreyfus is an Investment Adviser registered under
     Section 203 of the Investment Advisers Act of 1940.

(6) Information as to the holdings of Brinson Holdings, Inc. ("BHI"), Brinson Partners, Inc. ("BPI") and Brinson Trust Company ("BTC") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 328,826 shares were owned by BPI with sole voting and sole dispositive power and 435,074 shares were owned by BTC with sole voting and sole dispositive power. Such report indicates that BTC is a bank and the wholly-owned subsidiary of BPI, an investment adviser registered under the Investment Advisers Act of 1940, which in turn is a wholly-owned subsidiary of BHI, a parent holding company.

(7) Information as to the holdings of Merrill Lynch & Co., Inc. ("Merrill") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 544,214 shares were owned by Merrill and its affiliates with shared voting and dispositive power. Merrill and its affiliates disclaim any beneficial interest in such shares, other than shares held by Merrill and its affiliates in proprietary accounts.

(8) Information as to the holdings of Heartland Advisors, Inc. ("HAI") and Heartland Group, Inc. ("HGI") is based upon information provided to the Company by HAI and HGI. Such information indicates that HAI owned 402,200 shares with sole voting power, HGI owned 520,000 shares with sole voting power and HAI owned 1,530,800 shares with sole dispositive power. Other information provided to the Company indicates that HAI is an investment adviser registered under the Investment Advisers Act of 1940 and that HGI is an investment company registered under the Investment Company Act of 1940.

Security Ownership of Management

          The following table sets forth, as of October 2, 1995, the number of shares of Common Stock of the Company beneficially owned by each of the Company's directors and nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons.


                                                            PERCENTAGE
            NAME OF              TITLE OF     NUMBER OF         OF
       BENEFICIAL OWNER           CLASS    SHARES OWNED(1)   CLASS(1)
       ----------------          --------  ---------------  ----------
Paul J. Ramsay                   Common      3,134,399(2)      33.1%

                                 Series C
                                 Preferred     142,486(3)     100.0%

Aaron Beam, Jr.                  Common         11,112(4)        *

Gregory H. Browne                Common        180,924(5)       2.3%

Peter J. Evans                   Common         33,998(6)        *

Robert E. Galloway               Common         34,248(6)        *

Thomas M. Haythe                 Common         43,998(6)        *

Reynold J. Jennings              Common        120,289(7)       1.5%

Steven J. Shulman                Common         42,319(6)        *

Michael S. Siddle                Common         33,998(8)        *

Bruce R. Soden                   Common         64,456(9)        *

John A. Quinn                    Common         43,692(10)       *

Wallace E. Smith                 Common         48,253(11)       *

Curtis L. Dosch                  Common         41,613(12)       *

All directors, executive
  officers and other officers
  as a group (15 persons)        Common      3,874,450(2)(4)   38.1%
                                                      (5)(6)
                                                      (7)(8)
                                                      (9)(10)
                                                      (11)(12)
                                                      (13)
                                 Series C
                                 Preferred     142,486(3)     100.0%

(*)  Indicates ownership percentage of less than one percent (1%).

(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually, and by all directors and officers as a group, for purposes of calculating the number of shares owned and the percentage of class for each such named person and the group, but are not deemed to be outstanding for purposes of such calculations for any other named person.

(2) Mr. Ramsay's beneficial ownership of Common Stock includes 2,117,065 shares of Common Stock beneficially owned by Ramsay Holdings and 711,830 shares of Common Stock beneficially owned by Holdings Pty., which entities Mr. Ramsay indirectly controls (see "Security Ownership of Certain Beneficial Owners"), and 303,754 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock granted pursuant to the Company's 1990 and 1991 Stock Option Plans. Does not include 275,863 shares of Common Stock which Holdings Pty. has agreed to purchase pursuant to the Amended Agreement. See "Certain Relationships and Related Transactions."

(3) Ramsay Holdings, a company which Mr. Ramsay indirectly controls, owns 71,303 shares of Series C Preferred Stock and Holdings Pty., a company which Mr. Ramsay indirectly controls, owns 71,183 shares of Series C Preferred Stock.

(4) Includes 9,362 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1993 Stock Option Plan.

(5) Includes 178,924 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 and 1991 Stock Option Plans.

(6) Includes 32,248 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990, 1991 and 1993 Stock Option Plans.

(7) Includes 110,289 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1991 and 1993 Stock Option Plans.

(8) Includes 32,248 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990, 1991 and 1993 Stock Option Plans.

(9) Includes 63,456 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990, 1991 and 1993 Stock Option Plans.

(10) Consists of 43,692 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990, 1991 and 1993 Stock Option Plans.

(11) Includes 47,853 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990, 1991 and 1993 Stock Option Plans.

(12) Consists of 41,613 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990, 1991 and 1993 Stock Option Plans.

(13) Includes 37,451 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock granted pursuant to the Company's 1990, 1991 and 1993 Stock Option Plans to officers of the Company not listed in the above table.

                  2.  APPROVAL OF THE RAMSAY HEALTH CARE, INC.
                         1995 LONG TERM INCENTIVE PLAN

          The Company's Board of Directors believes that attracting and retaining key employees and directors of high quality is essential to the Company's growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options and other stock-related awards have been and will continue to be an important element of the Company's compensation program because such awards enable employees and directors to acquire or increase their proprietary interest in the Company, thereby promoting a close identity of interests between such individuals and the Company's stockholders. Such awards also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company's business.

          Accordingly, on August 30, 1995 the Company's Board of Directors adopted, subject to stockholder approval at the Meeting, the Ramsay Health Care, Inc. 1995 Long Term Incentive Plan (the "Incentive Plan"). In authorizing grants of a wide range of awards, including options, stock appreciation rights ("SARs"), restricted stock, performance awards and other stock-based awards, the Incentive Plan is intended to give the Company greater flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to closely link compensation to performance. The Incentive Plan will not become effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. The text of the Incentive Plan is set forth in Exhibit A hereto.

          The following discussion of the material features of the Incentive Plan is qualified by reference to the text of the Incentive Plan set forth in Exhibit A hereto.

          Shares Subject to the Plan. Under the Incentive Plan, 500,000 shares of Common Stock will be available for issuance of awards. Shares distributed under the Incentive Plan may be either newly issued shares or treasury shares. If any shares subject to an Incentive Plan award are forfeited or the award is settled in cash or otherwise terminates without a distribution of shares, the shares subject to such award will again be available for awards under the Incentive Plan. Thus, for example, if an award is voluntarily surrendered in exchange for a new award, the shares that were subject to the surrendered award would be available for the new award (or other awards) under the Incentive Plan.

          The Incentive Plan provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Compensation Committee may adjust (i) the number and kind of shares which may be issued in connection with awards, (ii) the number and kind of shares issued or issuable in respect of outstanding awards and (iii) the exercise price, grant price or purchase price relating to any award, and the Compensation Committee may also provide for cash payments relating to awards. The Compensation Committee may also adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles. The Incentive Plan provides that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Incentive Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be.

          Eligibility. Any employee, including any officer or employee-director of, or consultant or other individual providing services to, the Company and its subsidiaries or affiliated companies is eligible to receive awards under the Incentive Plan. Directors of the Company who are not employees are eligible for grants of stock options under the Incentive Plan.

          Administration. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the terms and conditions of the Incentive Plan, the

Compensation Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the Incentive Plan, specify rules and regulations relating to the Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Incentive Plan.

          The Incentive Plan provides that in the event that any member of the Compensation Committee is not a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect at April 30, 1991, the maximum number of shares of Common Stock which may be subject to options granted to all directors is 500,000 and the maximum number of shares of Common Stock which may be subject to options granted to each director is 150,000.

          Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options, and also to grant SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Compensation Committee, provided that the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of each such option or SAR, the times at which each such option or SAR shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Compensation Committee, except no ISO or SAR relating thereto will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, such as through "cashless exercises") having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs will be determined by the Compensation Committee.

          Restricted Stock. The Incentive Plan also authorizes the Compensation Committee to grant restricted stock. Restricted stock is an award of shares which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Compensation Committee. Such an award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Compensation Committee.

          Performance Awards. The Incentive Plan also authorizes the Compensation Committee to grant to eligible employees performance awards. A performance award is an award which consists of a right (i) denominated or payable in cash, Common Stock, other securities or other property (including, without limitation, restricted securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Compensation Committee and payable to, or exercisable by, the holder of the performance award upon the achievement of such performance goals during such performance periods as the Compensation Committee shall establish. Subject to the terms of the Incentive Plan and any applicable award agreement, performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award will be determined by the Compensation Committee and by the other terms and conditions of any performance award.

          Other Stock-Based Awards. In order to enable the Company to respond to business, economic and regulatory developments, and to trends in executive compensation practices, the Incentive Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

          Other Terms of Awards. The flexible terms of the Incentive Plan will permit the Compensation Committee to impose performance conditions with respect to any award. Such conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an award be linked to achievement of performance conditions.

          No awards may be granted under the Incentive Plan after June 30, 2005.

          Awards may be settled in cash, stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution to a guardian or legal representative designated to exercise such person's rights and receive distributions under the Incentive Plan upon such person's death, or otherwise if permitted under Rule 16b-3 and by the Compensation Committee.

          Awards under the Incentive Plan are generally granted for no consideration other than services. The Compensation Committee may, however, grant awards alone or in addition to, in tandem with or in substitution for any other award under the Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

          The Board may amend, modify or terminate the Incentive Plan at any time provided that, unless required by law, (i) the number of shares of Common Stock available under the Incentive Plan may not be amended without stockholder approval (subject to certain provisions relating to adjustment as discussed above) and (ii) no amendment or termination of the Incentive Plan may, without a participant's consent, adversely affect any rights already accrued under the Incentive Plan by the participant. In addition, no amendment or modification shall, unless previously approved by the stockholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), or rules of any stock exchange on which the Common Stock is listed)

(i) in any manner affect the eligibility requirements of the Incentive Plan,
(ii) increase the number of shares of Common Stock subject to any option, (iii) change the purchase price of the shares of Common Stock subject to any option,
(iv) extend the period during which awards may be granted under the Incentive Plan or (v) materially increase the benefits to participants under the Incentive Plan.

          Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate when no shares remain available for issuance and the Company has no further obligation with respect to any outstanding award.

          The Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor is the Incentive Plan a qualified plan within the meaning of Section 401(a) of the Code.

          No awards have been granted under the Incentive Plan.

          Federal Income Tax Implications of the Plan. The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable Common Stock acquired on the date of exercise, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Common Stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

          A participant's disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

          With respect to other awards granted under the Incentive Plan that may be settled either in cash or in Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Common Stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

          Section 162(m) of the Code limits deductibility of certain compensation for each of the Chief Executive Officer of the Company and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. The Company anticipates that action will be taken with respect to awards under the Incentive Plan to ensure deductibility.

          The Compensation Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations.

          The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act, when they acquire Common Stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the Incentive Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE INCENTIVE PLAN. IT IS THE INTENTION OF THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF SUCH APPROVAL UNLESS OTHERWISE INSTRUCTED IN SUCH PROXY.


                         3.  RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending June 30, 1996. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

          Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

          The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP to examine the financial statements of the Company for the

Company's fiscal year ending June 30, 1996. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

          A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                               4.  OTHER MATTERS

          The Board of Directors of the Company does not know of any other matters that may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.


Stockholder Proposals

          Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by June 7, 1996, in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

October 5, 1995

                                                                       EXHIBIT A
                            RAMSAY HEALTH CARE, INC.
                         1995 LONG TERM INCENTIVE PLAN


     SECTION 1. Purpose. The purposes of this Ramsay Health Care, Inc. 1995 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, Ramsay Health Care, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

     "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     "Board" shall mean the Board of Directors of the Company.

     "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

     "Common Stock"  shall mean the common stock of the Company, $.01 par value.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Committee" shall mean the Compensation and Conflict of Interest Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three outside directors.

     "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

     "Employee" shall mean any employee of the Company or of any Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

     "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

     "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "Other Stock-Based Award" shall mean any right granted under Section 6(e) of the Plan.

     "Participant" shall mean any individual granted an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

     "Restricted Securities" shall mean any Common Shares granted under Section 6(c) of the Plan, any right granted under Section 6(c) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

     SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan shall not exceed 150,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after June 30, 2005.

     SECTION 4.  Common Shares Available for Awards.

     (a) Common Shares Available. Subject to adjustment as provided in Section 4(b):

     (i) Calculation of Number of Common Shares Available. The number of Common Shares available for granting Awards under the Plan shall be 500,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 500,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

     (ii) Accounting for Awards.  For purposes of this Section 4,

     (A) if an Award is denominated in or based upon Common Shares, the number of Common Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any Participant; and

     (B) Awards not denominated in Common Shares may be counted against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Common Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall, in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Common Shares available for granting Awards under the Plan.

     (iii) Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

     (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

     In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

     SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan.

     SECTION 6.  Awards.

     (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

     (i) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.

     (ii) Time and Method of Exercise. Subject to the terms of Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (iii) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award
Agreement:

     (A) Subject to the terms of paragraph (D) below, upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the person or persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

     (B) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

     (C) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

     (D) Upon (i) the death of the Participant, or (ii) termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

     (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

     (F) For purposes of paragraphs (A) through (D) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

     (iv) Incentive Stock Options. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

     (A) No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

     (B) To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with
Section 2, as of the date the Option with respect to such Common Shares is granted.

     (v) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "disinterested person" as defined in Rule 16b-3, as such Rule was in effect at April 30, 1991, then, the terms and conditions of Options granted under the Plan to any director of the Company during such period shall be as follows:

     (A) The price at which each Common Share subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to
Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant.

     (B) The Option may be exercised to purchase Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten
(10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

     (C) The maximum number of Common Shares which may be subject to options granted to all directors pursuant to this Section 5(j) shall be 500,000 shares in the aggregate. The maximum number of Common Shares which may be subject to options granted to any director of the Company shall be 150,000 shares.

     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant to eligible Employees "Stock Appreciation Rights." Each Stock Appreciation Right shall consist of a right to receive the excess of (i) the Fair Market Value of one Common Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Common Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award, on the date of grant of such other Award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right granted under the Plan shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c)  Restricted Securities.

     (i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common

Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

     (ii) Registration. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

     (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

     (d) Performance Awards. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

     (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees "Other Stock Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in
Section 6(a), (b), (c) or (d) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

     (f)  General.

     (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one Option affects the right to exercise the other.

Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

     (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or (ii) to settle other stock denominated Awards in cash.

     (iv)  Limits on Transfer of Awards.

     (A) No award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

     (B) Each award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

     (v) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

     (vi) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

     (vii) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Award of the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (viii) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such

Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

     SECTION 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

     (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

     (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

     (c) Adjustment of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

     (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     SECTION 8.  General Provisions.

     (a) No Rights to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards; provided, however, that, no such delegation shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of
Section 16 of the Exchange Act, or any successor section thereto or who are otherwise subject to such Section.

     (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

     (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (g) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the stockholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of stockholders duly called and held for such purpose.

                            RAMSAY HEALTH CARE, INC.
            PROXY--ANNUAL MEETING OF STOCKHOLDERS--NOVEMBER 10, 1995

  The undersigned, a stockholder of RAMSAY HEALTH CARE, INC., does hereby appoint Paul J. Ramsay and Gregory H. Browne, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock or Class B Convertible Preferred Stock, Series C of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, November 10, 1995 at 10:00 A.M., Central Standard Time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their best judgment on any other matters which may properly come before the Meeting.

1. Election of Directors
                 [_] FOR all the nominees listed (except as marked to the
                   contrary below).
                 [_] WITHHOLD AUTHORITY to vote for the nominees listed below. Aaron Beam, Jr., Gregory H. Browne, Peter J. Evans, Robert E. Galloway, Thomas
M. Haythe, Reynold J. Jennings, Paul J. Ramsay, Steven J. Shulman and Michael
S. Siddle

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
-----------------------------------------------------------------------

2.Approval of the Ramsay Health Care, Inc. 1995 Long Term Incentive Plan.
                  FOR [_]       AGAINST [_]       ABSTAIN [_]
3.Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1996.
                  FOR [_]       AGAINST [_]       ABSTAIN [_]

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH ITEM.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF ITEMS 1, 2 OR 3, THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

                                   IMPORTANT: Before returning this Proxy,
                                   please sign your name or names on the
                                   line(s) below exactly as shown thereon.
                                   Executors, shareholders, trustees,
                                   guardians or corporate officers should
                                   indicate their full titles when signing.
                                   Where shares are registered in the name of joint tenants or trustees, such joint tenants or trustees should sign.

                                   Dated: _______________________________, 1995

                                   ____________________________________________
                                   Entity Name

                                   ______________________________________(L.S.)

                                   ______________________________________(L.S.)
                                   Stockholder(s) Sign Here

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.